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                                                                  EXHIBIT 21.01
                                                                     3/18/97


                           COMPUTERVISION CORPORATION

                 (The Following are Wholly Owned Subsidiaries of
                   Computervision Unless Otherwise Indicated)

NAME                                                       STATE OR JURISDICTION
                                                           OF INCORPORATION

Computervision Pty. Limited                                Australia

Computervision Wholesale Pty. Limited                      Australia

Computervision Retirement Benefits Funds Pty. Limited      Australia

Computervision Belgium N.V.                                Belgium

Computervision (Bermuda) Limited                           Bermuda

Computervision (Canada) Inc.                               Canada

Computervision Danmark A.S.                                Denmark

Oy Computervision A.B.                                     Finland

Computervision S.A.                                        France
(subsidiary of CV Finance Holding, Inc.)

Computervision GmbH                                        Germany
(subsidiary of CV Finance Holding, Inc.)

Computervision Asia Limited                                Hong Kong

Computervision Service Limited                             Hong Kong

Computervision Research & Development (India) Pvt. Ltd.    India
(100% owned by CV Holding (Mauritius) Ltd.)

Computervision Software Products (India) Private Limited   India
(100% owned by CV Holding (Mauritius) Ltd.)

Computervision  S.p.A.                                     Italy
(subsidiary of CV Finance Holding, Inc.)

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Italcad s.r.l.**                                           Italy
(subsidiary of Computervision S.p.A.)

Nihon Computervision Corporation                           Japan
(70% owned by Computervision
and 30% owned by Toshiba Corporation)

CV Holding (Mauritius) Ltd.                                Mauritius

Computervision B.V.                                        Netherlands
(subsidiary of CV Finance Holding, Inc.)

Extended Vision Logistics International B.V.               Netherlands
(formerly Computervision Cad/Cam B.V.)
(subsidiary of Computervision B.V.)

Computervision Finance B.V.                                Netherlands
(subsidiary of Computervision (Bermuda) Limited)

Computervision International Distribution B.V.             Netherlands
(subsidiary of Computervision (Bermuda) Limited)

Computervision Norge A.S.                                  Norway

CV Technology Company Limited                              People's Republic
(50% owned by Computervision Corporation                   of China
and 50 % by Beijing Aeronautic CAD Technology
Corporation)

Computervision Sp.zo.o                                     Poland

TOO Computervision                                         Russia
(98% owned by Computervision Corporation and 2% owned by CV International Holding, Inc.)

Computervision Asia Pte. Ltd.                              Singapore

Computervision Espana, S.A.                                Spain

Computervision Sverige A.S.                                Sweden

Computervision Limited                                     United Kingdom
(subsidiary of CV Finance Holding, Inc.)

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Computervision Pensions Limited                            United Kingdom
(subsidiary of Computervision Limited)

Computervision R & D Limited*                              United Kingdom
(subsidiary of Computervision Limited)

Computervision CAD/CAM Limited*                            United Kingdom
(subsidiary of Computervision Limited)

Computervision U.K. Holdings Limited*                      United Kingdom
(subsidiary of Computervision Ltd.)

Cambridge Interactive Systems Limited*                     United Kingdom
(subsidiary of Computervision Ltd.)

3rd Angle Limited                                          United Kingdom

CV International Holding, Inc.                             Delaware
(formerly GIS Systems 9, Inc.)


CV Finance Holding, Inc.                                   Delaware

Computervision Securities Corporation                      Massachusetts

*The Company expects that these subsidiaries will be liquidated during the second quarter of 1997.

**The assets and liabilities of this subsidiary were transferred to Computervision S.p.A. effective January 1, 1997. The Company expects that this subsidiary will be liquidated during the second quarter of 1997.